SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 27, 2006

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2006, John Q. Barnidge resigned, effective August 10, 2006, from his positions as Senior Vice President and Chief Financial Officer of HealthTronics, Inc. (the “Company”). In connection with such departure, the Company entered into a severance and non-competition agreement with Mr. Barnidge whereby (1) the Company agreed to make a severance payment of $310,000 to Mr. Barnidge and (2) Mr. Barnidge agreed to a four year non-competition provision in exchange for a payment from the Company equal to $150,000 for each year under the noncompetition provision, such payment to be made on August 10, 2006. The press release announcing Mr. Barnidge’s resignation is attached as Exhibit 99.1 hereto. The Severance and Non-Competition Agreement is attached as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Under the terms of the Severance and Non-Competition Agreement described in Item 1.01 above, the Company and Mr. Barnidge agreed to terminate Mr. Barnidge’s employment agreement with the Company on July 27, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) As described under Item 1.01 above, Mr. Barnidge has resigned, effective August 10, 2006, from his positions as Senior Vice President and Chief Financial Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Severance and Non-Competition Agreement, dated July 27, 2006, by and between HealthTronics, Inc. and John Q. Barnidge

99.1	Press Release dated July 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC.
(Registrant)

Dated: July 27, 2006	By:	/s/ Sam B. Humphries
	Name:	Sam B. Humphries
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance and Non-Competition Agreement, dated July 27, 2006, by and between HealthTronics, Inc. and John Q. Barnidge

99.1	Press Release dated July 28, 2006